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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-204513

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 2016

P R O S P E C T U S  S U P P L E M E N T
(to the Prospectus dated June 16, 2015)

2,500,000 Shares

Common Stock

        We are offering 2,500,000 shares of our common stock.

        Our common stock is listed on the NYSE MKT under the symbol "IMH." The last reported sale price of our common stock on the NYSE MKT on September 7, 2016 was $17.26 per share.

        Investing in our common stock involves a high degree of risk. You should carefully consider the risks described under "Risk Factors" on page S-14 of this prospectus supplement before making a decision to invest in our common stock.

	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds to us (before offering expenses)	$	$

(1)
We have agreed to reimburse the underwriter for certain expenses in connection with this offering. See "Underwriting."

        To the extent that the underwriter sells more than 2,500,000 shares of our common stock, the underwriter has the option to purchase from us up to an additional 375,000 shares of our common stock at the public offering price less the underwriting discount of $            per share.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriter expects to deliver the shares of common stock against payment on or about                    , 2016

JMP Securities

The date of this prospectus supplement is                        , 2016.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the "SEC") on Form S-3 (File No. 333-204513) utilizing a "shelf" registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both the prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. In addition, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

        We further note that the representations, warranties and covenants, which were made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus, were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, or incorporated by reference herein or therein, or contained in any free writing prospectus that we may authorize for use in connection with this offering. We have not authorized, and the underwriter has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement, the accompanying prospectus, or incorporated by reference herein or therein, or contained in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any free writing prospectus that we may authorize for use in connection with this offering or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, or contained in any free writing prospectus that we may authorize for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled "Where You Can Find More Information" and "Information Incorporated by Reference" in this prospectus supplement and in the accompanying prospectus.

        Unless the context otherwise indicates, references in this prospectus to "we," "our," "us," "Impac Mortgage Holdings," "Impac," or the "Company" refer to the business and operations of Impac Mortgage Holdings, Inc. and the following subsidiaries: Integrated Real Estate Service Corporation ("IRES")—including the following two subsidiaries of IRES: Impac Mortgage Corp ("IMC") and Impac Warehouse Lending, Inc.—and Impac Funding Corporation.

        General information about us can be found on our website at www.impaccompanies.com. The information on our website is for informational purposes only and should not be relied on for investment purposes. The information on our website is not incorporated by reference into either this prospectus supplement or the accompanying prospectus and should not be considered part of this or any other report filed with the SEC.

 SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        This prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference contain, or will contain, certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to our ability to develop, market and sell products based on our technology, the expected benefits and efficacy of our products and technology, the availability of substantial additional funding to support our operations, our ability to enter into successful collaboration arrangements, our ability to achieve our business, research, product development, regulatory approval, marketing and distribution plans and strategies, market acceptance of our technology and product offerings, our ability to attract and retain key personnel, our ability to protect our intellectual property, our ability to develop commercially viable products from our technology and estimates of our cash expenditures for the next 12 to 36 months. In some cases, you can identify forward-looking statements by language such as "may," "might," "will," "should," "intends," "expects," "plans," "goals," "projects," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology.

        These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry's) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The "Risk Factors" section of this prospectus supplement sets forth certain risks, uncertainties and cautionary statements regarding our business and common stock and certain forward-looking statements. You should consider these risk factors, as well as any risk factors that are either included in any of our future filings with the SEC or incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision. Any of the risks, as well as additional risks and uncertainties not currently known to us or that we currently deem immaterial, could materially and adversely affect our results of operations or financial condition.

        We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including U.S. securities laws, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

        You should read this prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

        Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information referred to under the heading "Risk Factors" in this prospectus supplement beginning on page S-14, the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering.

 About Impac

Our Company

        We are an established nationwide independent residential mortgage lender. We were founded in 1995 by members of our current management team, who have extensive experience and an established track record of operating our Company through multiple market cycles. We originate, sell and service residential mortgage loans. We primarily originate conventional mortgage loans eligible for sale to U.S. government-sponsored enterprises, or GSEs, including Fannie Mae, Freddie Mac (conventional loans), and government-insured mortgage loans eligible for government securities issued through Ginnie Mae (government loans). We originate and acquire mortgage loans through our Retail, Correspondent and Wholesale origination channels. For the six months ended June 30, 2016, we had $5.6 billion in origination volume, a 12% increase over the comparable period in 2015. For the year ended December 31, 2015, we had $9.3 billion in origination volume, a 225% increase over 2014.

        We primarily operate as a residential mortgage lender and are focused on expanding our mortgage lending platform by providing residential conventional and government-insured mortgage loans, as well as providing innovative products to meet the needs of borrowers not met by traditional conventional and government products. To a lesser extent, we provide real estate services and manage our long-term mortgage portfolio. The real estate service segment was created in 2008 to provide solutions to the distressed mortgage and real estate markets, including loan modifications, real estate disposition services, monitoring and surveillance services and real estate brokerage. The long-term mortgage portfolio predominantly includes non-conforming mortgage loans originated between 2002 and 2007, and is decreasing in size from principal pay-downs and default liquidations. Since we are no longer adding new mortgage loans to the long-term mortgage portfolio, the real estate services and long-term mortgage portfolio segments are continuing to decrease and are a smaller component of our overall operating results, year over year.

        In January 2015, we entered into an Asset Purchase Agreement with CashCall, Inc. ("CashCall") pursuant to which the Company agreed to purchase certain assets and assume certain liabilities of CashCall's residential mortgage operations. CashCall Mortgage ("CCM") operates as a centralized call center that utilizes a marketing platform to generate customer leads through marketing campaigns, the internet and call center loan agents. As a centralized retail call center, loan applications are received and taken by loan agents directly from consumers and through the internet. As a result of the acquisition of CCM, we had a significant increase in our retail direct origination volume. We intend to leverage this same marketing platform to expand volumes of our Nonqualified mortgage (NonQM) products.

        During 2014, we began originating NonQM loans principally through our wholesale lending channel. However, we expect the CCM division to increase originations through the retail call center as well as correspondent customers to begin delivering loans that meet our NonQM program guidelines.

        Our warehouse lending group offers funding facilities to approved lenders focusing on smaller mortgage bankers and credit unions. These facilities allow our customers to fund mortgage loans and sell closed loans to their investors. Our funding facilities are repaid when our customer sells the loans to the investor. Offering warehouse lending provides added value to our correspondent customers, which we believe will increase the capture rate from our currently approved customers and increase volumes in our correspondent channel. It also provides an interim funding source for our NonQM product to our customers.

        Our primary operating segment is our Mortgage Lending business. In addition, we conduct business under our Real Estate Services and the Long-Term Mortgage Portfolio segments. A description of each operating segment is presented below:

        Mortgage Lending—As a nationwide mortgage lender, we are approved to originate and service Fannie Mae, Freddie Mac and Ginnie Mae eligible loans. We primarily originate, sell and service conventional, conforming agency and government insured residential mortgage loans originated or acquired through our three channels: Retail, Correspondent and Wholesale. Our mortgage lending operation generates origination and processing fees, net of origination costs, at the time of origination as well as gains or unexpected losses when the loans are sold to third party investors, including the GSEs and Ginnie Mae. We retain servicing rights from the mortgage originations and earn servicing fees, net of sub-servicer costs, from our mortgage servicing portfolio. From time to time we sell our servicing rights from our servicing portfolio.

        Real Estate Services—We provide loss mitigation and real estate services primarily on our own long-term mortgage portfolio, including default surveillance, loan modification services, short sale services (where a lender agrees to take less than the balance owed from the borrower), real estate owned (REO) surveillance and disposition services and monitoring, reconciling and reporting services for residential and multifamily mortgage portfolios. We currently provide services to investors, servicers and individual borrowers primarily focusing on loss mitigation and performance of our own long-term mortgage portfolio. We intend to continue to provide these services for our long-term mortgage portfolio. We expect these revenues to gradually decline over time as our long-term mortgage portfolio declines. To the extent that opportunities arise, we may expand our loss mitigation and real estate services offerings to third parties. These operations are conducted by IMC.

        Long-Term Mortgage Portfolio—Our long-term mortgage portfolio consists of our residual interests in securitizations represented on our consolidated balance sheet as the difference between total trust assets and total trust liabilities. Our long-term mortgage portfolio includes adjustable rate and, to a lesser extent, fixed rate Alt-A single-family residential mortgages and commercial (primarily multifamily residential loans) mortgages that were acquired and originated primarily by our discontinued, non-conforming mortgage lending operations and retained in our long-term portfolio before 2008. We manage our long-term mortgage portfolio to mitigate losses and maximize cash flows from our residual interests (net trust assets). We receive cash flows from our residual interests in securitizations to the extent excess cash remains in the trusts after making required distributions to bondholders and maintaining certain required overcollateralization levels and other specified parameters within the trusts. Since 2007, we have not added any mortgage loans to our long-term mortgage portfolio.

        In addition to the segments listed above, we also have a corporate segment, which supports all of the operating segments.

Our Primary Operating Segment

Mortgage Lending Operations

        Our primary operating segment is the mortgage lending operations, primarily consisting of the origination, sale and servicing of conventional loans eligible for sale to Fannie Mae and Freddie Mac, and government-insured loans eligible for Ginnie Mae securities issuance. We currently originate and fund mortgages through our wholly-owned indirect subsidiary, IMC.

        Our mortgage servicing portfolio increased in each of the six months ended June 30, 2016 and the year ended December 31, 2015 primarily due to servicing-retained sales of conforming GSE-eligible loans and government-insured loans eligible for Ginnie Mae securities, net of bulk sales of servicing rights. For the six months ended June 30, 2016, we had servicing retained loan sales of $4.3 billion of conforming GSE-eligible loans and issued $820.6 million of government securities through Ginnie Mae on a servicing retained basis, partially offset by bulk sales of servicing rights totaling $815.0 million in unpaid principal balance (UPB). Similarly, for the year ended December 31, 2015, we had servicing retained loan sales of $7.2 billion of conforming GSE-eligible loans and issued $1.8 billion of government securities through Ginnie Mae on a servicing retained basis, partially offset by bulk sales of servicing rights totaling $7.3 billion in UPB.

        The following table presents selected data from our mortgage lending operations for the six months ended June 30, 2016 and the years ended December 31, 2015 and 2014:

		For the year ended December 31,
	For the six months ended June 30, 2016
(in millions)		2015	2014
Originations	$5,596.6	$9,259.0	$2,848.8
Mortgage servicing portfolio	6,641.5	3,570.7	2,267.1
Mortgage servicing rights	54.7	36.4	24.4

        We have three origination channels to originate or acquire mortgage loans—Retail, Wholesale and Correspondent. Each channel produces similar mortgage loan products and applies similar underwriting standards.

		For the year ended December 31,
	For the six months ended June 30, 2016
(in millions)		2015	2014
Originations by Channel:
Retail	$4,146.0	$5,571.8	$80.3
Correspondent	796.8	2,238.0	2,169.6
Wholesale	653.8	1,449.2	598.9

Total originations	$5,596.6	$9,259.0	$2,848.8

        Retail—Beginning in January 2014, we originated retail loans using a centralized approach through our call center, CCM. CCM, a leading direct-to-consumer originator based in Orange, California, utilizes a high-volume, rapid turn time funding model with a focus on providing exceptional customer service. CCM has proven expertise in multifaceted and other mass media marketing and we believe CCM will further diversify IMC's origination channels and capabilities. The acquisition of CCM's residential lending platform added a centralized retail call center to IMC's correspondent and wholesale origination channels and provides us with additional capacity to process increased origination volumes of expanded products including our NonQM loan programs and government insured Ginnie Mae programs, while profitably creating servicing assets for IMC.

        When loans are originated on a retail basis, the origination documentation is completed inclusive of customer disclosures and other aspects of the lending process and funding of the transaction is completed internally. Our call center representatives contact borrowers through either inbound or outbound marketing campaigns sourced from purchase-money and refinance mortgage leads, including leads sourced from customer referrals and retention of customers in the servicing portfolio that are seeking to refinance or purchase a property. For the six months ended June 30, 2016, we closed

$4.1 billion of loans in this origination channel, which equaled 74% of total originations, as compared to $3.1 billion or 61% of total originations during the comparable period in 2015. Similarly, for the year ended December 31, 2015, we closed $5.6 billion of loans in this origination channel, which equaled 60% of total originations, as compared to $80.3 million or 3% of total originations during 2014 prior to the acquisition of CCM.

        We believe the retail call center complements our wholesale and correspondent channels by lowering overall costs for mortgage lending. As a result of the attractive low mortgage interest rates, CCM has continued to be successful focusing on refinance volume. To the extent interest rates stay low, CCM originations will continue to be predominantly refinance concentrated. In the future, if interest rates rise, there may be an eventual decline in refinance volumes. However, we believe expanding our national lending footprint, combined with greater emphasis on products offered through our other channels including government insured and NonQM products, may unlock opportunities to greatly diversify CCM's retail loan production and increase our mortgage lending divisions' total production.

        In each of the six months ended June 30, 2016 and the year ended December 31, 2015, our retail channel achieved the most significant growth as a percentage of total originations. Of our $5.6 billion in total originations for the six months ended June 30, 2016, approximately $4.1 billion, or 74%, was originated through the CCM retail channel. Similarly, of the $9.3 billion in total originations in 2015, approximately $5.6 billion, or 60%, was originated through the CCM retail channel. In contrast, during the six months ended June 30, 2015 and the year ended December 31, 2014, our retail originations contributed only 61% and 3%, respectively, to our total origination volume. However, in 2014, the Company purchased mortgage loans from CashCall, Inc. (prior to the acquisition of their mortgage operations by the Company), as a correspondent customer, contributing approximately $800.0 million in the fourth quarter of 2014.

        Wholesale—In a wholesale transaction, our account executives work directly with mortgage brokers who originate and document loans for delivery to our operational center where we underwrite and fund the mortgage loan. Each loan is underwritten to our underwriting standards and, if approved, the borrower is sent new disclosures under our name and the loan is funded in the name of Impac Mortgage Corp., or one if its approved trade names.

        Prior to accepting loans from mortgage brokers, each mortgage broker is required to meet our guidelines for minimum experience, credit score and net worth. We also obtain a third-party due diligence report for each prospective broker that verifies licensing and provides information on any industry sanctions that might exist. In addition, each mortgage broker is required to sign our broker agreement that contains certain representations and warranties from the brokers. For the six months ended June 30, 2016, we closed loans totaling $653.8 million in this origination channel, which equaled 12% of total originations, as compared to $698.2 million or 14% of total originations during the comparable period in 2015. For the year ended December 31, 2015, we closed loans totaling $1.4 billion in this origination channel, which equaled 16% of total originations, as compared to $598.9 million or 21% of total originations during 2014.

        Correspondent—Our correspondent channel represents mortgage loans acquired from our correspondent sellers. Our correspondent channel has historically targeted a market of small banks, credit unions and small mortgage banking firms. Prior to accepting loans from correspondent sellers, each seller is underwritten to determine if it meets financial and other guidelines. Our review of each prospective seller includes obtaining a third party due diligence report that verifies licensing, insurance coverage, quality of recent Federal Housing Administration (FHA) originations and provides information on any industry sanctions that might exist. In addition, each seller is required to sign our correspondent seller agreement that contains certain representations and warranties from the seller allowing us to require the seller to repurchase (or compensate us for) a loan sold to us for various reasons including (i) ineligibility for sale to GSEs, (ii) early payment default, (iii) early pay-off or (iv) if the loan is uninsurable by a government agency.

        In our correspondent channel, the correspondent seller originates and closes the loan. After the loan is originated, the correspondent seller provides the needed documentation and information to us to review and determine if it meets our underwriting guidelines. The loan is acquired by us only after we approve it for purchase. We focus on customer service for our clients by facilitating prompt review by our due diligence team, providing bid pricing on both newly originated and seasoned portfolios, enabling clients to deliver one loan at a time on a flow basis and providing clients with expedited funding timelines. We purchase conventional loans eligible for sale to the GSEs and government-insured loans eligible for Ginnie Mae securities. For the six months ended June 30, 2016, we closed loans totaling $796.8 million in the correspondent origination channel, which equaled 14% of total originations, compared to $1.2 billion or 25% of total originations during the comparable period in 2015. For the year ended December 31, 2015, we closed loans totaling $2.2 billion in the correspondent origination channel, which equaled 24% of total originations, compared to $2.2 billion or 76% of total originations during 2014. Although correspondent volume was virtually flat from 2014 to 2015, we were able to maintain the volume in our correspondent channel despite shifting the CCM volume from a correspondent customer in 2014, to retail originations in 2015, as a result of the acquisition. As previously discussed, correspondent purchases from CashCall's mortgage division were approximately $800.0 million in the fourth quarter of 2014.

        Since 2011, we have provided loans to customers predominantly in the Western U.S. with California, Washington and Arizona comprising 83% of originations in 2015. Currently, we provide nationwide lending with our retail call center and correspondent sellers and mortgage brokers.

Originations

        Our loan products primarily include conventional loans eligible for sale to Fannie Mae and Freddie Mac and loans eligible for government insurance (government loans) by Federal Housing Administration (FHA), Veteran's Administration (VA) and U.S. Department of Agriculture (USDA) and also NonQM. We have enhanced our product offering to include more loan products less sensitive to changing interest rates, including FHA 203(k), a home improvement loan that provides the borrower funds to make renovations, intermediate Adjustable Rate Mortgages and GSE and government-insured loan programs such as Home Affordable Refinance Program (HARP) loans which help timely paying borrowers to refinance into a loan with a lower interest rate despite the loan balance being greater than the estimated fair value of their home. We believe that these loan products will prepay at a slower rate as compared to other products. By retaining these loan products in our servicing portfolio, we expect to maintain a less volatile mortgage servicing portfolio.

        We believe there is an underserved mortgage market for borrowers with good credit who may not meet the qualified mortgage (QM) guidelines set out by the CFPB. During 2014, we rolled out and began originating NonQM loans which increased in volume to $132.4 million during 2015. During the first and second quarters of 2016, NonQM originations were $74.0 million and $60.3 million, respectively. Demand for NonQM loans has slowed in recent months due to higher demand for conventional refinance products as a result of the current low mortgage interest rate environment. As the demand by consumers for the NonQM product grows we expect the investor interest will increase for NonQM mortgages.

        The following table indicates the breakdown of our originations by loan type for the periods indicated:

		For the year ended December 31,
	For the six months ended June 30, 2016
(in millions)		2015	2014
Originations by Loan Type:
Government	$842.5	$1,805.5	$817.8
Conventional	4,615.8	7,270.8	1,947.7
Other(1)	138.3	182.7	83.3

Total originations	$5,596.6	$9,259.0	$2,848.8

(1)
Includes $134.3 million and $132.4 million of NonQM mortgages originated during the six months ended June 30, 2016 and the year ended December 31, 2015, respectively.

Loan Sales—Selling Loans to GSEs, Issuing Ginnie Mae Securities and Selling Loans on a Whole Loan Basis

        We sell our mortgage loans to the secondary market, including sales to the GSEs and issuing securities through Ginnie Mae. We primarily sell loans on a servicing-retained basis where the loan is sold to an investor such as Fannie Mae, and we retain the right to service that loan, called mortgage servicing rights, or MSRs. We also "sell" loans to Ginnie Mae by issuing Ginnie Mae securities through a process whereby a pool of loans is transferred to Ginnie Mae as collateral for a government mortgage-backed security. To a lesser extent, we sell our residential mortgage loans on a whole loan basis where the investor also acquires the servicing rights.

        The following table indicates the breakdown of our loan sales to GSEs, issuance of Ginnie Mae securities and loans sold to investors on a whole loan basis for the periods as indicated:

		For the year ended December 31,
	For the six months ended June 30, 2016
(in millions)		2015	2014
Fannie Mae	$2,330.6	$5,434.3	$892.4
Freddie Mac	1,961.0	1,793.0	992.8
Ginnie Mae	820.6	1,770.6	790.0

Total loan sales (servicing retained)	5,112.2	8,997.9	2,675.2
Other loan sales (servicing released)	125.6	173.5	70.8

Total loan sales	$5,237.8	$9,171.4	$2,746.0

Mortgage Servicing

        Upon our sale of loans to GSEs or the issuance of securities through Ginnie Mae, we generally retain the servicing rights with respect to the mortgage loans. We also sell loans on a servicing-released basis to secondary market investors where we do not retain the servicing rights. When we retain servicing rights, we are entitled to receive a servicing fee which is collected from interest payments made by the borrower and paid to us on a monthly basis equal to a specified percentage, typically between 0.25% and 0.44% per annum of the outstanding principal balance of the loans. We may also be entitled to receive additional servicing compensation, such as late payment fees and earn additional income through the use of non-interest bearing escrows. As a mortgage servicer, we are required to advance certain amounts to meet the contractual loan servicing requirements for certain investors. We may advance principal, interest, property taxes and insurance for borrowers that have become delinquent, plus any other costs to preserve the property. Also, we will advance funds to maintain, repair and market foreclosed real estate properties. Such advances are typically repaid when the loan becomes current or repaid from the proceeds generated from the sale of the property subsequent to foreclosure.

        We have hired a nationally recognized residential servicer to sub-service the servicing portfolio. Although we use a sub-servicer to provide primary servicing and certain default servicing functions, our servicing surveillance team, which is experienced in loss mitigation and real estate recovery, monitors and surveys the performance of the loans and sub-servicer. We generally earn a servicing fee on each loan, but we also incur the cost of the sub-servicer as well as the internal servicing surveillance team. Servicing fees are collected from interest payments made by the borrower. Incurring the cost of both a sub-servicer and an internal surveillance team reduces the net revenues we earn from the mortgage servicing portfolio, however, we believe it reduces our risk by minimizing delinquencies and repurchase risk.

        During the six months ended June 30, 2016, the mortgage servicing portfolio increased to $6.6 billion as of June 30, 2016 compared to $4.1 billion as of June 30, 2015, generating servicing fees of $4.9 million, and $1.7 million in the six months ended June 30, 2016 and 2015, respectively. During the year ended December 31, 2015, the mortgage servicing portfolio increased to $3.6 billion as of December 31, 2015 from $2.3 billion at the end of 2014, generating gross servicing fees of $10.1 million, and $6.7 million in the years ended December 31, 2015 and 2014, respectively. We also sell servicing rights to fund the expansion of origination volumes resulting in a decrease in our servicing portfolio. We may continue to monetize servicing rights as needed in the future. Furthermore, the value of mortgage servicing rights are affected by increases and decreases in mortgage interest rates. Therefore, volatility in mortgage rates generally causes volatility in the value of mortgage servicing rights.

Recent Developments

        During the months of July and August 2016, the Company's total mortgage lending originations were $2.8 billion. The Company's loan originations by type for the periods indicated are as set forth below:

			For the three months ended
(in millions)	For the eight months ended August 31, 2016	For the two months ended August 31, 2016	June 30, 2016	June 30, 2015
Retail	$6,313.9	$2,167.9	$2,493.0	$1,547.6
Correspondent	1,166.1	369.3	419.9	640.2
Wholesale	884.7	230.9	334.5	416.5

Total originations	$8,364.7	$2,768.1	$3,247.4	$2,604.3

        As of June 30, 2016, the Company's locked pipeline was $1.0 billion, and as of August 31, 2016, the Company's locked pipeline has grown to $1.4 billion.

        As of August 31, 2016, the Company's mortgage servicing portfolio was $8.6 billion. The outstanding principal balance of the Company's servicing portfolio is set forth below:

	As of
(in millions)	August 31, 2016	June 30, 2016	December 31, 2015
Government insured(1)	$839.1	$575.8	$675.7
Conventional(2)	7,571.6	5,875.3	2,799.8
NonQM	193.7	190.4	95.2

Total loans serviced	$8,604.4	$6,641.5	$3,570.7

(1)
The Government insured servicing is pledged as collateral.

(2)
The Conventional servicing is pledged as collateral and subject to acknowledgement agreements with FNMA and FHLMC.

        The value of the Company's retained MSR was $54.7 million as of June 30, 2016 and $77.9 million as of August 31, 2016.

        Management has prepared the preliminary results presented above in good faith based upon the Company's internal reporting as of and for the two-month period ended August 31, 2016. These results are preliminary and unaudited, have not been reviewed by external auditors and are subject to completion and, as such, may be revised as a result of management's further review of the Company's results. There can be no assurance that the Company's final results for the quarterly period ending September 30, 2016 will not differ from these estimates. Any such changes could be material. During the course of the preparation of the Company's financial statements and related notes as of the nine months ended September 30, 2016, the Company may identify items that may require it to make material adjustments to the preliminary financial information presented above. These preliminary results should not be viewed as a substitute for full interim financial statements prepared in accordance with U.S. GAAP. In addition, the preliminary financial information presented above is not necessarily indicative of the results to be achieved for the remainder of 2016 or any future period.

        On September 8, 2016, the Company amended the employment agreements of each of Todd Taylor, its Chief Financial Officer, and Ron Morrison, its Executive Vice President, General Counsel, to extend the term of each agreement to December 31, 2017, which is the same date on which the employment agreements of each of Joseph Tomkinson, the Company's Chief Executive Officer, and William Ashmore, the Company's President, also expire. In light of the termination dates of these employments agreements and to ensure a possible leadership succession seamless in nature, the Board is reviewing and discussing possible succession plans and potential successors to certain key executive positions, which may or may not include the Company's current executive officers. Specifically, the Board and Mr. Tomkinson have had discussions wherein each has indicated a desire that Mr. Tomkinson continue with the Company after the current term of his employment agreement. It is currently expected that, conditioned on each of the Board's and Mr. Tomkinson's approval, upon the expiration of his current employment agreement on December 31, 2017, Mr. Tomkinson would either continue in a lesser executive role while maintaining certain oversight functions and responsibilities or retain his current position.

Company Information

        We were incorporated in the State of Maryland in August 1995. Our principal executive offices are located at 19500 Jamboree Road, Irvine, California 92614. Our telephone number is (949) 475-3600. Our website is www.impaccompanies.com, which includes links to reports we have filed with the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock we are offering	2,500,000 shares (or 2,875,000 shares if the underwriter exercises its option to purchase additional shares from us in full)
Common stock to be outstanding after this offering	15,024,961 shares (or 15,399,961 shares if the underwriter exercises its option to purchase additional shares from us in full)
Use of proceeds
We intend to use the net proceeds from this offering for general corporate purposes, including working capital, capital expenditures and other general and administrative purposes. We have no present understandings, commitments or agreements to enter into any acquisitions. See "Use of Proceeds" on page S-16.
Risk factors
This investment involves a high degree of risk. See "Risk Factors" beginning on page S-14 of this prospectus supplement as well as the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before making an investment decision about our common stock.
NYSE MKT symbol	"IMH"

        The number of shares of our common stock shown above to be outstanding immediately after this offering is based on 12,524,961 shares outstanding as of June 30, 2016, and excludes as of such date:

  •
  1,091,506 shares of common stock reserved for the exercise of options outstanding at June 30, 2016, at a weighted average exercise price of $11.81 per share;

  •
  80,750 shares of common stock reserved for issuance pursuant to deferred stock units at June 30, 2016; and

  •
  1,162,791 shares of common stock reserved for the conversion of $25.0 million of convertible notes, which are due in 2020 at a conversion price of $21.50 per share.

        Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriter of its right to purchase up to an additional 375,000 shares of common stock from us in this offering.

 SELECTED FINANCIAL DATA

        The following selected consolidated statements of operations data for each of the six months ended June 30, 2016 and 2015 and the years ended December 31, 2015 and 2014 and the consolidated balance sheet data as of the six months ended June 30, 2016 and the year ended December 31, 2015 were derived from the audited consolidated financial statements. Such selected financial data should be read in conjunction with the consolidated financial statements and the notes to the consolidated financial statements incorporated by referenced in this prospectus supplement.

	For the six months ended June 30,		For the year ended December 31,
Statement of Operations Data: (in thousands, except per share data)	2016	2015(1)	2015	2014
	(unaudited)
Gain on sale of loans, net	$132,691	$85,744	$169,206	$28,217
Real estate services fees, net	4,095	5,097	9,850	14,729
Servicing income, net and loss on MSRs	(20,501)	(7,706)	(12,496)	(530)
Personnel expense	(54,557)	(35,568)	(77,821)	(37,398)
Business promotion	(20,478)	(8,894)	(27,650)	(1,182)
Accretion of contingent consideration	(3,653)	(3,046)	(8,142)	—
Change in fair value of contingent consideration	(11,354)	11,326	45,920	—
Other	(12,153)	(19,804)	(39,944)	(8,853)

Earnings (loss) before income taxes	14,090	27,149	58,923	(5,017)
Income tax expense (benefit)	858	(23,633)	(21,876)	1,305

Net earnings (loss)	$13,232	$50,782	$80,799	$(6,322)
Earnings (loss) per common share :
Basic	$1.11	$5.13	$8.00	$(0.68)
Diluted	$1.08	$4.17	$6.40	$(0.68)

(1)
In 2015, prior to closing our acquisition of CCM on March 31, 2015, CashCall was a correspondent seller to us. Accordingly, for the first quarter of 2015, operating expenses associated with CCM are included in gain on sale of loans, net as loan origination costs. Beginning in the second quarter of 2015, the operating expenses of CCM are included in personnel, business promotion, general, administrative and other expense, and no longer captured in gain on sale of loans, net.

	As of June 30, 2016
			As of December 31, 2015
Balance Sheet Data: (in thousands)	Actual	As Adjusted(1)
Cash and cash equivalents	$19,736	$60,544	$32,409
Mortgage loans held-for-sale	683,687	683,687	310,191
Finance receivables	56,388	56,388	36,368
Mortgage servicing rights	54,747	54,747	36,425
Securitized mortgage trust assets	4,305,071	4,305,071	4,594,534
Goodwill	104,938	104,938	104,938
Intangible assets, net	27,876	27,876	29,975
Total assets	5,326,907	5,367,715	5,210,852
Warehouse borrowings	699,377	699,377	325,616
Term financing	29,755	29,755	29,716
Convertible notes	24,962	24,962	44,819
Contingent consideration	49,986	49,986	48,079
Long-term debt	30,990	30,990	31,898
Securitized mortgage trust liabilities	4,288,939	4,288,939	4,580,326
Total liabilities	5,173,443	5,173,443	5,096,362
Total stockholders' equity	153,464	194,272	114,490

(1)
Gives effect to the sale of 2,500,000 shares of common stock in this offering at an assumed public offering price of $17.26 per share, which was the last reported sale price of our common stock on the NYSE MKT on September 7, 2016, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Operating Data (in millions)	As of or for the six months ended June 30, 2016	As of or for the year ended December 31, 2015
Originations	$5,596.6	$9,259.0
Mortgage Servicing Portfolio(2)	6,641.5	3,570.7
Gain on sale of Mortgage Loans	132.7	169.2
Warehouse Capacity	875.0	675.0

(1)
Prior to 2015, the balance sheet data was reported on a continuing/discontinued basis and may not reflect what was previously reported.

(2)
Represents the unpaid principal balance of loans serviced (UPB).

RISK FACTORS

        Investing in our securities involves a high degree of risk. In addition to those risks and uncertainties described under the heading "Risk Factors" on page 5 of the accompanying prospectus, you should review carefully the risks and uncertainties described below and those under the heading "Risk Factors" contained in our most recent annual report on Form 10-K, our quarterly reports on Form 10-Q and current reports on Form 8-K, which have been filed with the SEC and are incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any applicable prospectus supplement or free writing prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or a part of your investment. Moreover, the risks described are not the only risks that we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Risks Related to this Offering

The price of our common stock has been volatile and continued volatility could affect the price at which you could sell your shares of our common stock.

        The closing market price for our common stock has varied between a high of $22.90 and a low of $15.68 between June 30, 2015 and June 30, 2016. This volatility may affect the price at which you could sell our common stock. The price for our stock could continue to be volatile and subject to price and volume fluctuations in response to the stock market and other factors, including factors discussed in the risks related to our business operations, general economic conditions, variations in our quarterly operating results from our expectations or those of securities analysts or investors, downward revisions in securities analysts' estimates and competitive developments.

        In addition, the broader stock market has experienced significant price and volume fluctuations in recent years. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and beyond their control and may adversely affect the price of our common stock. Also, our announcements of our quarterly operating results, changes in general conditions in the economy or the financial markets and other developments affecting us, our affiliates or our competitors could cause the market price of our common stock to fluctuate substantially.

Our management team will have broad discretion over the use of the net proceeds from this offering.

        Our management will use its discretion to direct the net proceeds from this offering. We intend to use all of the net proceeds, together with cash on hand, for general corporate purposes, which may include working capital, capital expenditures, development costs, strategic investments or possible acquisitions. Our management's judgments may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

Sales of our common stock in the public market could cause our share price to fall.

        Subject to certain exceptions described under the caption "Underwriting," we, our directors and officers have agreed not to offer, sell or agree to sell, directly or indirectly, any shares of common stock without the permission of the representative of the underwriter for a period of 90 days from the date of this prospectus. However, certain significant holders of our shares of common stock who are not affiliates as defined in Rule 144 under the Securities Act, and who are not subject to the 90-day lock-up, hold freely tradable shares pursuant to Rule 144 which could be sold without restrictions. If such holders sell a large number of shares, the market price for our common stock could be adversely affected.

        In addition, when the lock-up period expires, we and our locked-up security holders will be able to sell our shares in the public market. Sales of a substantial number of such shares upon expiration, or the perception that such sales may occur, or early release, of the lock-up could cause our share price to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate. We also may issue our shares of common stock or securities convertible into our common stock from time to time in connection with a financing, an acquisition, investments or otherwise. Any such issuance could result in substantial dilution to our existing shareholders and cause the trading price of our common stock to decline.

If you purchase the common stock sold in this offering, you will experience immediate dilution in your investment. You may experience further dilution if we issue additional equity securities in future fundraising transactions.

        The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming the sale of 2,500,000 shares of our common stock in this offering at an assumed offering price of $17.26 per share (the last reported sales price of our common stock on the NYSE MKT on September 7, 2016), and after deducting the estimated offering, commissions and expenses payable by us in this offering, you will experience immediate dilution of $9.84 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2016 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled "Dilution" below for a more detailed illustration of the dilution you would incur if you participate in this offering.

If the market price of our common stock fluctuates after this offering, you could lose a significant part of your investment.

        The market price of our common stock may be influenced by many factors, some of which are beyond our control, including the following:

  •
  the failure of securities analysts to cover our common stock or changes in financial estimates by analysts;

  •
  the inability to meet the financial estimates of analysts who follow our common stock;

  •
  variations in quarterly operating results;

  •
  general economic conditions;

  •
  terrorist acts;

  •
  future sales of our common stock;

  •
  investor perception of us and the mortgage banking industry; and

  •
  regulatory changes

        As a result of these factors, investors in our common stock may not be able to resell their shares at or above the offering price. These broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance.

 USE OF PROCEEDS

        We estimate that the net proceeds to us from the sale of our common stock in this offering will be approximately $40.8 million (based on the assumed offering price of $17.26 per share, the last reported sale price of our common stock on September 7, 2016), after deducting estimated offering commissions and expenses payable by us and assuming that we sell all of the shares offered hereunder. We do not expect that a change in the offering price or the number of shares by these amounts would have a material effect on our uses of the proceeds from this offering. Each $1.00 increase or decrease in the assumed public offering price of 17.26 per share would increase or decrease, as applicable, our net proceeds from this offering by approximately $2.4 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus supplement, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each 1.0 million increase or decrease in the number of shares offered by us, as set forth on the cover page of this prospectus supplement, would increase or decrease, as applicable, our net proceeds from this offering by approximately $16.5 million, assuming that the assumed public offering price of $17.26 per share remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

        We intend to use the net proceeds from the sale of the securities offered under this prospectus supplement for general corporate purposes, including general administrative expenses and working capital and capital expenditures, development costs, strategic investments or possible acquisitions, or repayment of debt.

 DIVIDEND POLICY

        The board of directors of the Company authorizes, in its discretion, the payment of cash dividends on our common stock, subject to an ongoing review of our profitability, liquidity and future operating cash requirements. We and some of our subsidiaries are subject to restrictions under our warehouse borrowings and long-term debt agreements on our ability to pay dividends if there is an event of default or otherwise. Plus, certain debt arrangements require the maintenance of ratios and contain restrictive financial covenants that could limit our ability, and the ability of our subsidiaries, to pay dividends. We currently expect to retain future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. The board of directors did not declare cash dividends on our common stock during the six months ended June 30, 2016 and the years ended December 31, 2015 and 2014.

 CAPITALIZATION

        The following table sets forth our unaudited cash and cash equivalents, and our capitalization as of June 30, 2016 on:

  •
  an actual basis; and

  •
  an as adjusted basis to additionally reflect our receipt of the net proceeds from our sale of 2,500,000 shares of common stock in this offering at an assumed public offering price of $17.26 per share, which was the last reported sale price of our common stock on the NYSE MKT on September 7, 2016, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

        The as adjusted information below is illustrative only, and our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing as well as our actual expenses. You should read this table together with "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes incorporated by reference in this prospectus supplement. Information in this table is presented in thousands, except share data

	As of June 30, 2016
	Actual	As Adjusted(1)
	(Unaudited)
Cash and cash equivalents	$19,736	$60,544

Convertible notes	$24,962	$24,962
Long-term debt	30,990	30,990

Series A-1 junior participating preferred stock, $0.01 par value; 2,500,000 shares authorized; none issued or outstanding actual and as adjusted	—	—
Series B 9.375% redeemable preferred stock, $0.01 par value; liquidation value $16,640; 2,000,000 shares authorized, 665,592 noncumulative shares issued and outstanding actual and as adjusted	7	7
Series C 9.125% redeemable preferred stock, $0.01 par value; liquidation value $35,127; 5,500,000 shares authorized; 1,405,086 noncumulative shares issued and outstanding as of actual and as adjusted	14	14
Common stock, $0.01 par value; 200,000,000 shares authorized; 12,524,961 shares issued and outstanding actual; 15,024,961 issued and outstanding as adjusted	125	150
Additional paid-in capital	1,124,022	1,164,805
Accumulated deficit	(970,704)	(970,704)

Total stockholders' equity	153,464	194,272
Total capitalization	$209,416	$250,224

(1)
Each $1.00 increase (decrease) in the assumed public offering price of $17.26 per share, the last reported sale price of our common stock on the NYSE MKT on September 7, 2016, would increase (decrease) each of cash and cash equivalents, total stockholders' equity and total capitalization by approximately $2.4 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus supplement, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1.0 million shares in the number of shares offered by us would increase (decrease) the pro forma as adjusted amount of each of cash and cash equivalents, total stockholders' equity and total capitalization by approximately $16.5 million, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at pricing.

 DILUTION

        Our net tangible book value as of June 30, 2016 was $70.6 million, or $5.64 per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities less the contingent consideration from our total tangible assets, which is total assets less intangible assets and goodwill, and dividing this amount by the number of shares of common stock outstanding. After giving effect to the sale of 2,500,000 shares of our common stock at an assumed offering price of $17.26 per share, the last reported sale price of our common stock on the NYSE MKT on September 7, 2016, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of June 30, 2016 would have been $111.4 million, or $7.42 per share of common stock. This represents an immediate increase in the net tangible book value of $1.78 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $9.84 per share to new investors.

        The following table, in conjunction with the preceding paragraph, illustrates this per share dilution:

Assumed offering price per share	$17.26
Net tangible book value per share as of June 30, 2016(1)	$5.64
Increase per share attributable to new investors(1)	$1.78
As-adjusted net tangible book value per share after this offering(1)	$7.42
Net dilution per share to new investors(1)	$9.84

(1)
Net tangible book value, net tangible book value per share, increase per share attributable to new investors, the as adjusted net tangible book value after this offering and net dilution per share to new investors do not give effect to the preferred stock liquidation preference of approximately $51.8 million. After giving effect to the liquidation preference, the net tangible book value, net tangible book value per share, increase per share attributable to new investors, the as adjusted net tangible book value, the as adjusted net tangible book value per share and net dilution per share to new investors would be $18.9 million, $1.51, $2.47, $59.7 million, $3.97 and $13.29, respectively.

        Each $1.00 increase (decrease) in the assumed public offering price of $17.26 per share, the last reported sale price of our common stock on the NYSE MKT on September 7, 2016, would increase (decrease) as adjusted net tangible book value per share after this offering by approximately $0.84, and net dilution per share to new investors by approximately $0.16, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us. Each increase of 1.0 million shares in the number of shares offered by us would increase our as adjusted net tangible book value per share after this offering by approximately $0.57 per share and decrease the net dilution to new investors by approximately $0.57 per share, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us. Each decrease of 1.0 million shares in the number of shares offered by us would decrease our as adjusted net tangible book value per share after this offering by approximately $0.65 per share and increase the net dilution to new investors by approximately $0.65 per share, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us.

        If the underwriter exercises its option to purchase 375,000 additional shares of our common stock in full in this offering, the as adjusted net tangible book value after the offering would be $7.64 per share, the increase in as adjusted net tangible book value per share to existing stockholders would be $2.00 per share and the net dilution per share to new investors would be $9.62 per share, in each case assuming a public offering price of $17.26 per share, the last reported sale price of our common stock on the NYSE MKT on September 7, 2016. This information is supplied for illustrative purposes only.

        The calculations above are based upon 12,524,961 shares of common stock outstanding as of June 30, 2016 and exclude:

  •
  1,091,506 shares of common stock reserved for the exercise of options outstanding at June 30, 2016, at a weighted average exercise price of $11.81;

  •
  80,750 shares of common stock reserved for issuance pursuant to deferred stock units at June 30, 2016; and

  •
  1,162,791 shares of common stock reserved for the conversion of $25.0 million of convertible notes, which are due in 2020 at a conversion price of $21.50.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following is a summary of the material U.S. federal income and estate tax consequences of the purchase, ownership and disposition of our common stock to non-U.S. holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax or estate tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

        This summary also does not address the tax considerations arising under the laws of any State of the United States or any local, non-U.S. or other taxing jurisdiction or under U.S. federal non-income tax laws, such as gift and estate tax laws, except to the limited extent set forth below, or under any applicable tax treaty. In addition, this discussion does not address tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

  •
  banks, insurance companies or other financial institutions;

  •
  persons subject to the alternative minimum tax or the Medicare contribution tax on net investment income;

  •
  tax-exempt organizations or accounts;

  •
  controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

  •
  certain former citizens or long-term residents of the United States;

  •
  persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

  •
  persons who hold our common stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction;

  •
  persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

  •
  persons deemed to sell our common stock under the constructive sale provisions of the Code.

        In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

        You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any State of the United States or any local, non U.S. or other taxing jurisdiction, or under any applicable tax treaty.

  Non-U.S. Holder Defined

        For purposes of this discussion, you are a non-U.S. holder if you are a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, a partnership or any of the following:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

  •
  an estate whose income is subject to U.S. federal income tax regardless of its source; or

  •
  a trust (x) the administration of which is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) that has made an election to be treated as a U.S. person.

  Distributions

        As described in the section titled "Dividend Policy," since we elected to be taxed as a C Corporation in 2009, we have never declared or paid cash dividends on our common stock and currently do not anticipate paying any cash dividends on our common stock in the foreseeable future. However, if we make distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock (determined separately with respect to each share of our common stock), but not below zero, and then will be treated as gain from the sale of that stock.

        Subject to the discussion below regarding effectively connected income, backup withholding and foreign accounts, any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide us with an IRS Form W-8BEN or IRS Form W-8BEN-E (generally including an applicable taxpayer identification number) or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. If you hold our common stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, who then will be required to provide the required certification to us or our paying agent, either directly or through other intermediaries. You should consult your tax advisor regarding your entitlement to benefits under any applicable income tax treaty. If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts currently withheld if you file an appropriate claim for refund with the IRS.

        Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment or fixed base maintained by you in the United States) generally are exempt from such withholding tax. In order to obtain this exemption, you must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the you in the United States) may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

  Gain on Sale or Other Disposition of Common Stock

        Subject to the discussion below regarding backup withholding and foreign accounts, you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

  •
  the gain is effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States), in which case you will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and for a non-U.S. holder that is a corporation, such non-U.S. holder may be subject to the branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty;

  •
  you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case you will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by certain U.S. source capital losses (even though you are not considered a resident of the United States); provided that you have timely filed U.S. federal income tax returns with respect to such losses; or

  •
  our common stock constitutes a U.S. real property interest by reason of our status as a "United States real property holding corporation" for U.S. federal income tax purposes, a USRPHC, at any time within the shorter of the five-year period preceding the disposition or your holding period for our common stock. We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the applicable period that is specified in the Code. Please note, though, that we can provide no assurance that our common stock will be treated as regularly traded.

  U.S. Federal Estate Tax

        Our common stock held (or treated as held) by an individual non-U.S. holder at the time of death will be included in such holder's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

  Backup Withholding and Information Reporting

        Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

        Payments of dividends or of proceeds on the disposition of stock made to you may be subject to additional information reporting and backup withholding at a current rate of 28% unless you establish an exemption, for example by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

        Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

        Legislation and Guidance Affecting Taxation of Our Common Stock Held By or Through Foreign Entities

        Legislation and administrative guidance (referred to as the Foreign Account Tax Compliance Act or "FATCA") generally will impose a U.S. federal withholding tax of 30% on any dividends paid and, after December 31, 2018, the gross proceeds of a sale of our common stock paid to (i) a "foreign financial institution" (as specially defined under these rules), whether such foreign financial institution is the beneficial owner or an intermediary, unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (ii) a "non-financial foreign entity" (as specially defined under these rules), whether such non financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. In certain cases, the relevant foreign financial institution or non financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. If the country in which the payee is resident has entered into an "intergovernmental agreement" with the United States regarding FATCA, the payee may be permitted to report to that country instead of the United States, and the intergovernmental agreement may otherwise modify the requirements described in this paragraph. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.

        The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

 PRICE RANGE OF COMMON STOCK

        Our common stock is currently listed on the NYSE MKT under the symbol "IMH." The following table lists quarterly information on the price range of our common stock based on the high and low reported sale prices for our common stock as reported by the NYSE MKT for the periods indicated below, respectively.

	High	Low
Year Ended December 31, 2014:
First Quarter	$7.40	$5.71
Second Quarter	$6.14	$4.80
Third Quarter	$6.88	$4.75
Fourth Quarter	$6.50	$4.81
Year Ended December 31, 2015:
First Quarter	$12.75	$6.18
Second Quarter	$29.85	$12.33
Third Quarter	$24.44	$13.51
Fourth Quarter	$24.22	$15.80
Year Ended December 31, 2016:
First Quarter	$18.34	$11.51
Second Quarter	$16.26	$13.15
Third Quarter (through September 7, 2016)	$18.50	$15.56

        On September 7, 2016, the last reported sale price of our common stock on the NYSE MKT was $17.26 per share. As of June 30, 2016, there were approximately 110 holders of record of our common stock. The number of record holders does not include shares held in "street name" through brokers.

UNDERWRITING

        We are offering the shares of common stock described in this prospectus through JMP Securities LLC, the sole underwriter of the offering. We have entered into an underwriting agreement with JMP Securities LLC, and subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter which has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, 2,500,000 shares of our common stock.

        The underwriter is committed to purchase all the shares of common stock offered by us if they purchase any shares.

        The underwriter proposes to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.10 per share. If all the shares are not sold at the public offering price, the offering price and other selling terms may be changed by the underwriter. Sales of shares made outside of the United States may be made by affiliates of the underwriter.

        The underwriter has an option to buy up to 375,000 additional shares of common stock from us. The underwriter has 30 days from the date of this prospectus to exercise this option. If any additional shares of common stock are purchased, the underwriter will offer the additional shares on the same terms as those on which the shares are being offered.

        The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriter to us per share of common stock. The underwriting fee is $            per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter assuming both no exercise and full exercise of the underwriter's option to purchase additional shares.

	Without exercise of underwriter's option	With full exercise of underwriter's option
Per Share	$	$
Total	$	$

        We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $400,000. We have agreed to reimburse the underwriter for all expenses incurred in connection with the registration or qualification of the shares issued in this offering under state or foreign or blue sky laws (in an amount not to exceed $10,000).

        A prospectus supplement in electronic format may be made available on the web sites maintained by the underwriter, or selling group members, if any, participating in the offering.

        We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any such transaction described in (i) or (ii) is to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of JMP Securities LLC for a period of 90 days after the date of this prospectus, other than the shares of our common stock to be sold hereunder; any options exercisable for common stock granted under company stock plans in the ordinary course of business consistent with past practice; any shares of our common stock issued upon the exercise of options granted under company stock plans or outstanding warrants; and the issuance of shares of our common stock in connection with mergers or acquisitions of businesses, entities, property or other assets, joint ventures or strategic alliances.

        Our directors and our executive officers have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 90 days after the date of this prospectus, may not, without the prior written consent of JMP Securities LLC, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, shareholders, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (iii) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock. These lock-up restrictions are subject to limited exceptions that are specified in the lock-up agreements.

        We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or the Securities Act. Our common stock is listed on the NYSE MKT under the symbol "IMH."

        In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriter of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriter's option referred to above, or may be "naked" shorts, which are short positions in excess of that amount. The underwriter may close out any covered short position either by exercising its option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriter will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriter may purchase shares through the option. A naked short position is more likely to be created if the underwriter are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriter create a naked short position, they will purchase shares in the open market to cover the position.

        These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, they may discontinue them at any time. The underwriter may carry out these transactions on the NYSE MKT, in the over-the-counter market or otherwise.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum aggregate discounts, commissions, agency fees or other items constituting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus supplement.

Selling Restrictions

General

        Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons to whom this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about, and to observe, any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

        The validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon by Manatt, Phelps & Phillips, LLP, Costa Mesa, California. Orrick, Herrington & Sutcliffe LLP, San Francisco, California, is acting as counsel to the underwriter.

EXPERTS

        The consolidated financial statements of Impac Mortgage Holdings, Inc. appearing in Impac Mortgage Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of Impac Mortgage Holdings, Inc.'s internal control over financial reporting as of December 31, 2015, have been audited by Squar Milner LLP (formerly Squar, Milner, Miranda & Williamson, LLP), independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The financial statements of CashCall, Inc. appearing in Amendment No. 1 to Impac Mortgage Holdings, Inc.'s Current Report on Form 8-K, as filed on May 11, 2015, have been audited by Squar Milner LLP, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference into this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items) we make with the SEC under

Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the sale of all the securities covered by this prospectus supplement:

  •
  our Annual Report on Form 10-K and Form 10-K/A as applicable for the year ended December 31, 2015 (filed on March 11, 2016 and April 22, 2016, respectively);

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 (filed on May 9, 2016) and June 30, 2016 (filed on August 8, 2016);

  •
  our Current Reports on Form 8-K and Form 8-K/A, as applicable filed with the SEC on January 28, 2016, February 19, 2016, April 29, 2016, July 21, 2016, July 29, 2016 and September 8, 2016 (other than the portions of these reports furnished but not filed pursuant to SEC rules and the exhibits filed on such form that relate to such portions);

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015 from our definitive proxy statement on Schedule 14A, filed with the SEC on May 18, 2016;

  •
  the description of our common stock contained in the registration statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description, filed pursuant to Section 12(b) of the Exchange Act initially on December 24, 2009 (File No. 001-14100); and

  •
  the description of our preferred stock purchase rights contained in the registration statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description, filed pursuant to Section 12(b) of the Exchange Act initially on September 4, 2013 (File No. 001-14100).

        You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

        Impac Mortgage Holdings, Inc.
19500 Jamboree Road
Irvine, CA 92614
(949) 475-3600
Attn: Investor Relations

PROSPECTUS

$100,000,000
Common Stock
Preferred Stock
Warrants
Units
Debt Securities

        We may offer and sell from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus, which we refer to as the "securities." The aggregate initial offering price of the securities will not exceed $100,000,000. This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. We will describe the specific terms of the securities that we offer, and the specific manner in which they may be offered, in one or more supplements to this prospectus at the time of each offering and sale.

        We may offer the securities on a continuous or delayed basis from time to time directly or through underwriters, dealers or agents, in one or more public or private transactions, or through any other means described in the section of this prospectus titled "Plan of Distribution." The securities may be offered at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. If any offering involves underwriters, dealers or agents, we will describe our arrangements with them in the prospectus supplement that relates to that offering. Our estimated net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement.

        Our common stock is listed on the NYSE MKT under the symbol "IMH." On May 27, 2015, the last reported sale price of our common stock on the NYSE MKT was $18.32 per share.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

        Investing in our securities involves risks. See the section entitled "Risk Factors" on page 5 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus for certain risks and uncertainties you should consider.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 16, 2015.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or "SEC," using a "shelf" registration process. By using a shelf registration statement, we may, from time to time, sell any or all of the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell any of these securities we will provide a prospectus supplement that contains specific information about the terms of that offering. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. In this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

        A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and a prospectus supplement, then you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and each applicable prospectus supplement, together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

        The registration statement of which this prospectus is a part, including exhibits to that registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement may be read at the SEC's website at http://www.sec.gov or at the SEC's office mentioned under the heading "Where You Can Find More Information" below. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

        Unless the context otherwise indicates, references in this prospectus to "we," "our", "us", "Impac Mortgage Holdings", "Impac", or "the Company" refer to the business and operations of Impac Mortgage Holdings, Inc. and the following subsidiaries: Integrated Real Estate Service Corporation, or IRES, IRES's subsidiaries Impac Mortgage Corp. or IMC, and Impac Warehouse Lending, Inc., or IWLI, IMH Assets Corp. and Impac Funding Corporation.

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

        You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus.

        This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and special reports and other information with the SEC. You may read and copy any documents we file at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet web site that contains reports, proxy, and information statements and other information regarding registrants like us that file electronically with the SEC. The address of the site is www.sec.gov.

        Our Internet address is www.impaccompanies.com and our investor relations website is located at http://ir.impaccompanies.com. We make available free of charge, on or through our investor relations website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

        This prospectus constitutes part of a registration statement we filed with the SEC under the Securities Act. Under the registration statement, we may offer from time to time any or all of the securities described in the registration statement up to a maximum aggregate price of $100,000,000. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares of our common stock, reference is hereby made to the registration statement. The registration statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 000-10039):

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 25, 2015, including certain information incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2015;

  •
  Our Quarterly Report on Form 10-Q for the period ended March 31, 2015, filed with the SEC on May 15, 2015'

  •
  Our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on January 12, 2015, April 3, 2105, and May 11, 2015 (but excluding the portions of such reports expressly noted as being furnished and not filed);

  •
  The description of our common stock contained in the registration statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description, filed pursuant to Section 12(b) of the Exchange Act initially on December 24, 2009 (File No. 001-14100);

  •
  The description of our preferred stock purchase rights contained in the registration statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description, filed pursuant to Section 12(b) of the Exchange Act initially on September 5, 2013 (File No. 001-14100); and

  •
  All documents filed by us under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering.

        We also incorporate by reference any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Notwithstanding the foregoing statements, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have "furnished" or may in the future "furnish" to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

        We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon request, orally or in writing, of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to Investor Relations as follows:

Impac Mortgage Holdings, Inc.
19500 Jamboree Road
Irvine, California 92612
(949) 475-3600

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents incorporated by reference in it, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934 as amended, or the Exchange Act. These statements may be made directly in this document or they may be made part of this document by reference to other documents filed with the SEC, which is known as "incorporation by reference." You can find many (but not all) of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "could," "may" or other similar expressions in this prospectus or the documents incorporated by reference.

        We caution investors that any forward-looking statements presented in this prospectus or the documents incorporated by reference, or those which we may make orally or in writing from time to time, are based on our beliefs and assumptions, as well as information currently available to us. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. The actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some may inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

        This prospectus and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the dates that such statements are made.

        For more information on the uncertainty of forward-looking statements, see "Risk Factors" in our Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any applicable prospectus supplement.

 ABOUT THE COMPANY

        We are a nationwide independent residential mortgage lender. We were founded in 1995 by members of our current management team. We originate, sell and service residential mortgage loans. We primarily originate conventional mortgage loans eligible for sale to U.S. government-sponsored enterprises, or GSEs, including Fannie Mae, Freddie Mac, and government mortgage loans eligible for government securities issued through Ginnie Mae. We originate and acquire mortgage loans through our Correspondent, Wholesale and Retail origination channels.

        Our operating segments include Mortgage Lending, Real Estate Services and the Long-Term Mortgage Portfolio. We primarily operate as a residential mortgage lender and are focused on expanding our mortgage lending platform providing conventional and government-insured mortgage loans as well as providing other innovative products to meet the needs of borrowers in the dynamic mortgage compliance environment in which we operate. To a lesser extent, we provide real estate services and manage our long-term mortgage portfolio. The Real Estate Service segment was created in 2008 to provide solutions to the distressed mortgage and real estate markets, including loan modifications, real estate disposition, monitoring and surveillance services and real estate brokerage. The long-term mortgage portfolio predominantly includes non-conforming mortgage loans originated between 2002 and 2007, and is decreasing in size from principal pay-downs and default liquidations. Since we are no longer adding new mortgage loans to the long-term mortgage portfolio, we expect that the Real Estate Services and Long-Term Mortgage Portfolio segments will become less meaningful in the future, unless we are able to generate similar business from unrelated parties.

        Our principal executive office is located at 19500 Jamboree Road, Irvine, California 92612, and our telephone number is (949) 475-3600. Our website address is www.impaccompanies.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

        Our common stock is listed on the NYSE MKT under the symbol "IMH."

RISK FACTORS

        Investing in our securities involves risk. Before deciding whether to invest in our securities, in addition to the other information in this prospectus, you should carefully consider the risks and uncertainties described under the heading "Risk Factors" in our most recent annual report on Form 10-K, as revised or supplemented by our quarterly reports on Form 10-Q and, to the extent applicable, our current reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled "Special Note Regarding Forward-Looking Statements."

USE OF PROCEEDS

        Except as otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered under this prospectus for general corporate purposes. These purposes may include working capital, repaying, reducing or refinancing indebtedness, financing acquisitions of other companies that we believe will add to and/or expand our service offerings, repurchasing or redeeming our securities, investments, and capital expenditures.

        The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we may use the net proceeds of an offering to reduce our short-term indebtedness or for temporary investments, or we may hold the net proceeds in deposit accounts we maintain at one or more depository institutions. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities.

DILUTION

        We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus, if required at that time:

  •
  the net tangible book value per share of our equity securities before and after the offering;

  •
  the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

  •
  the amount of immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF OUR CAPITAL STOCK

        The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and the preferred stock that we may offer pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, as amended, or our certificate of incorporation, and our bylaws, as amended, or our bylaws, which are exhibits to the registration statement of which this prospectus is a part. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to our certificate of incorporation and our bylaws, as either may be amended from time to time after the date of this prospectus, but before the date of any such prospectus supplement.

Authorized Capitalization

        We have 210,000,000 shares of capital stock authorized under our certificate of incorporation, consisting of 200,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, of which 2,500,000 have been designated as Series A-1 junior participating preferred stock, par value $0.01 per share ("Series A Preferred Stock"), 2,000,000 have been designated as Series B 9.375% redeemable preferred stock, par value $0.01 per share ("Series B Preferred Stock"), and 5,500,000 have been designated as Series C 9.125% redeemable preferred stock, par value $0.01 per share ("Series C Preferred Stock"). As of March 31, 2015, we had outstanding 9,690,415 shares of common stock, no shares of our Series A Preferred Stock, 665,592 shares of our Series B Preferred Stock, and 1,405,086 shares of our Series C Preferred Stock.

Common Stock

        Subject to the preferential rights of any other class or series of stock, including the preferred stock, and to the provisions of the Charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our

Board out of funds legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our common stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company, including the preferential rights on dissolution of any class or classes of preferred stock, including the our Preferred Stock.

        Each share of common stock is entitled to one vote, subject to the provisions of our Charter regarding restrictions on transfer of stock, and will be fully paid and nonassessable upon issuance. Shares of common stock have no preference, conversion, exchange, redemption, appraisal, sinking fund, preemptive or cumulative voting rights. Our authorized stock may be increased and altered from time to time in the manner prescribed by Maryland law upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. Our Charter authorizes our Board to reclassify any unissued shares of common stock in one or more classes or series of stock, including preferred stock.

Preferred Stock

        Our Charter authorizes our Board to issue shares of preferred stock and to classify and reclassify any unissued shares of preferred stock into one or more classes or series of stock. The preferred stock may be issued from time to time with such designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption as shall be determined by the Board.

        Holders of the then outstanding shares of Series B Preferred Stock and Series C Preferred Stock are entitled to receive, when and as authorized by the Board of Directors, noncumulative cash dividends at the rate of 9.375% and 9.125% of the $25.00 liquidation preference per annum, respectively. The terms of the Series B Preferred Stock and Series C Preferred Stock allow us to declare and pay dividends on shares of common stock or shares of any other class or series of our capital stock, with certain exceptions, or redeem, repurchase or otherwise acquire shares of any class or series of our capital stock, including common stock and any other series of preferred stock, without paying or setting apart for payment any dividends on shares of either series of Preferred Stock. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series B Preferred Stock and Series C Preferred Stock then outstanding are entitled to be paid out of the assets of the Company, legally available for distribution to its stockholders, a liquidation preference of $25.00 per share, before any distribution of assets is made to holders of common stock or any series of preferred stock of the Company that ranks junior to the Series B Preferred Stock and Series C Preferred Stock. The Series B Preferred Stock and Series C Preferred Stock have no stated maturity and are not be subject to any sinking fund or mandatory redemption. Holders of the Series B Preferred Stock and Series C Preferred Stock do not have any voting rights, except for the right to approve certain amendments to our Charter. Neither the Series B Preferred Stock nor the Series C Preferred Stock is convertible into or exchangeable for any property or securities of the Company.

Tax Benefits Preservation Rights Agreement

        On September 3, 2013, the Board of the Company authorized and declared a dividend distribution of one right (a "Right") for each outstanding share of common stock of the Company to stockholders of record as of the close of business on September 16, 2013 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A-1 Participating Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of the Company at an exercise price of $50.00 per one one-thousandth of a Preferred Share, subject to adjustment (the "Purchase Price"). The complete terms of the Rights are set forth in a Tax Benefits Preservation Rights Agreement (the "Rights Agreement"), dated as of September 3, 2013, between the Company and

American Stock Transfer & Trust Company, LLC, as rights agent. On July 22, 2014, at the annual meeting the stockholders approved the Rights Agreement.

        By adopting the Rights Agreement, the Board is helping to preserve the value of certain deferred tax benefits, including those generated by net operating losses (collectively, the "Tax Benefits"). In general, the Company may "carry forward" net operating losses in certain circumstances to offset current and future taxable income, which will reduce federal and state income tax liability, subject to certain requirements and restrictions. The Rights Agreement also has certain ancillary anti-takeover effects.

        The Tax Benefits can be valuable to the Company. However, the Company's ability to use these Tax Benefits would be substantially limited and impaired if it were to experience an "ownership change" for purposes of Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder. Generally, the Company will experience an "ownership change" if the percentage of the shares of common stock owned by one or more "five-percent shareholders" increases by more than 50 percentage points over the lowest percentage of shares of common stock owned by such stockholder at any time during the prior three year on a rolling basis. The Rights Agreement reduces the likelihood that changes in the Company's investor base have the unintended effect of limiting the Company's use of its Tax Benefits. As such, the Rights Agreement has a 4.99% "trigger" threshold that is intended to act as a deterrent to any person or entity seeking to acquire 4.99% or more of the outstanding common stock without the prior approval of the Board. This would protect the Tax Benefits because changes in ownership by a person owning less than 4.99% of the Company's stock are not included in the calculation of "ownership change" for purposes of

Issuance and Transfer of Rights; Rights Certificates

        The Board declared a dividend of one Right for each outstanding share of common stock. Until the Distribution Date (as defined below):

  •
  the Rights will be evidenced by and trade with the certificates for shares of common stock (or, with respect to any uncertificated shares of common stock registered in book entry form, by notation in book entry), and no separate rights certificates will be distributed;

  •
  new common stock certificates issued after the Record Date will contain a legend incorporating the Rights Agreement by reference (for uncertificated shares of common stock registered in book entry form, this legend will be contained in a notation in book entry); and

  •
  the surrender for transfer of any certificates for shares of common stock (or the surrender for transfer of any uncertificated common stock registered in book entry form) will also constitute the transfer of the Rights associated with such common stock.

Distribution Date; Separation of Rights

        Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the common stock and become separately tradable and exercisable only upon the earlier of:

  (i)
  ten business days (or such later day as the Board may determine) following a public announcement that a person or group of affiliated or associated persons (collectively, an "Acquiring Person") has acquired beneficial ownership of 4.99% or more of the outstanding common stock; or

  (ii)
  ten business days (or such later day as the Board may determine) following the announcement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person.

        The date on which the Rights separate from the common stock and become exercisable is referred to as the "Distribution Date." As soon as practicable after the Distribution Date, the Company will mail Rights certificates to the Company's stockholders as of the close of business on the Distribution Date and the Rights will become transferable apart from the common stock. Thereafter, such Rights certificates alone will represent the Rights.

        The Rights Agreement includes a procedure whereby the Board will consider requests to exempt certain acquisitions of common stock from the applicable ownership trigger if the Board determines that the requested acquisition will not adversely impact in any material respect the time period in which the Company could use the Tax Benefits or limit or impair the availability to the Company of the Tax Benefits, or is in the best interests of the Company despite the fact it may adversely impact in a material respect the time period in which the Company could use the Tax Benefits or limit or impair the availability of the Tax Benefits.

Rights Holders Have No Rights as Stockholder Until Right Is Exercised

        Until a Right is exercised, the holder of such Right will have no rights as a stockholder of the Company (beyond those possessed as an existing stockholder), including, without limitation, the right to vote or to receive dividends with respect to the Right.

Existing Holders

        The Rights Agreement provides that any person or entity who otherwise would be an Acquiring Person on the date the Rights Agreement was adopted (each, an "Existing Holder") will not be deemed to be an "Acquiring Person" for purposes of the Rights Agreement unless such Existing Holder increases its beneficial ownership over such Existing Holder's lowest percentage of ownership of the common stock after the adoption of the Rights Agreement, subject to specified exceptions.

Preferred Shares Purchasable Upon Exercise of Right

        After the Distribution Date, each Right will entitle the holder to purchase, for $50.00 (the "Purchase Price"), one one-thousandth of a Preferred Share having economic and other terms similar to that of one share of common stock. This portion of a Preferred Share is intended to give the stockholder approximately the same dividend, voting and liquidation rights as would one share of common stock, and should approximate the value of one share of common stock.

        More specifically, each one one-thousandth of a Preferred Share, if issued, will:

  •
  not be redeemable;

  •
  entitle holders to quarterly dividend payments of $0.00001 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater;

  •
  entitle holders upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of common stock, whichever is greater;

  •
  have the same voting power as one share of common stock; and

  •
  entitle holders to a per share payment equal to the payment made on one share of common stock if the common stock is exchanged via merger, consolidation or a similar transaction.

"Flip-in" Rights

        At any time after a Distribution Date has occurred, each holder of a Right, other than the Acquiring Person, will thereafter have the right to receive, upon paying the Purchase Price and in lieu of a number of one one-thousandths of a share of Preferred Stock, common stock (or, in certain circumstances, cash or other of our securities) having a market value equal to two times the Purchase Price of the Right. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by the Company, as further described below. Following the occurrence of an event set forth above, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.

"Flip-over" Rights

        In the event any person or group becomes an Acquiring Person and the Company merges into or engages in certain other business combinations with an Acquiring Person, or 50% or more of the Company's consolidated assets or earning power are sold to an Acquiring Person, each holder of a Right (other than void Rights owned by an Acquiring Person) will thereafter have the right to receive, upon payment of the Purchase Price, common stock of the acquiring company that at the time of such transaction will have a market value equal to two times the Purchase Price of the Right.

Exchange of Rights

        At any time after a person becomes an Acquiring Person, in lieu of allowing the "flip-in" to occur, the Board may exchange the Rights (other than void Rights owned by an Acquiring Person), in whole or in part, at an exchange ratio of one share of the common stock (or, under certain circumstances, cash, property or other securities of the Company, including fractions of a share of preferred stock) per Right (subject to adjustment). Notwithstanding the foregoing, the Board may not conduct such an exchange at any time any person (other than the Company or certain entities affiliated with the Company) together with such person's affiliates or associates becomes the beneficial owner of 50% or more of the common stock.

Redemption of Rights

        At any time prior to a Distribution Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right and on such terms and conditions as the Board may establish. Immediately upon the action of the Board ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price. The redemption price will be adjusted if the Company undertakes a stock dividend or a stock split.

Expiration Date of the Rights

        The Rights will expire on the earliest of:

  •
  September 2, 2016, the three-year anniversary of the adoption of the Rights Agreement;

  •
  the time at which the Rights are redeemed or exchanged under the Rights Agreement;

  •
  the repeal of Section 382 or any successor statute, if the Board determines that the Plan is no longer necessary for the preservation of Tax Benefits;

  •
  the beginning of a taxable year with respect to which the Board determines that no Tax Benefits may be carried forward; or

  •
  such time when the Board determines that a limitation on the use of Tax Benefits under Section 382 would no longer be material to the Company.

Amendment of Rights

        The terms of the Rights may be amended by a resolution of the Board without the consent of the holders of the Rights prior to the Distribution Date. Thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the holders of Rights in order to (i) cure any ambiguities, (ii) shorten or lengthen any time period pursuant to the Rights Agreement or (iii) make changes that do not adversely affect the interests of holders of the Rights.

Anti-Dilution Provisions

        The Board may adjust the Purchase Price, the number of shares of Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Stock or common stock. With certain exceptions, no adjustments to the Purchase Price will be made until the cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the current market price of the Preferred Stock.

Terms of the Preferred Stock

        In connection with the Rights Agreement, the Board designated 2,500,000 shares of the Preferred Stock, as set forth in the Articles Supplementary for Series A-1 Junior Participating Preferred Stock (the "Articles Supplementary") filed with the State Department of Assessments and Taxation of Maryland on September 4, 2013.

Limitation of Liability

        The Maryland General Corporation Law permits the Charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services or (2) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Charter provides for elimination of the personal liability of our directors and officers to us or our stockholders for money damages to the maximum extent permitted by Maryland law, as amended from time to time.

Maryland Business Combination Statute

        The Maryland General Corporation Law establishes special requirements for certain "business combinations" between a Maryland corporation and "interested stockholders" unless exemptions are applicable. "Business combinations" include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is any person who beneficially owns 10% or more of the voting power of the outstanding voting stock or is an affiliate or associate of the corporation who, at any time within the two-year period prior to the date on which interested stockholder status is determined, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock. Among other things, the law prohibits any business combination between us and an interested stockholder or an affiliate of an interested stockholder for a period of five years after the most recent date on which the interested stockholder became an interested stockholder unless the Board approved in advance the transaction in which the person became an interested stockholder. The Board may provide that its approval is subject to compliance with any terms and conditions determined by the Board.

        The business combination statute requires payment of a fair price to stockholders to be determined as set forth in the statute or a supermajority stockholder approval of any transactions between us and an interested stockholder after the end of the five-year period. This approval means that the transaction must be recommended by the Board and approved by at least:

  •
  80% of the votes entitled to be cast by holders of outstanding voting shares; and

  •
  66 2/3% of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

        The business combination statute restricts the ability of third parties who acquire, or seek to acquire, control of us to complete mergers and other business combinations without the approval of the Board even if such a transaction would be beneficial to stockholder.

        The Board has exempted any business combination with any person from the business combination statute, so long as the Board first approves such business combination.

Maryland Control Share Acquisition Statute

        The Maryland General Corporation Law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by 66 2/3% of the votes entitled to be cast on the matter. The acquiring person, officers, and directors who are also employees are not entitled to vote on the matter. "Control shares" are shares of stock that, taken together with all other shares of stock owned by the acquiring person or in respect of which the acquiring person is entitled to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors in one of the following ranges: 10% or more but less than 33 1/3%; 33 1/3% or more but less than 50%; or 50% or more. Control shares do not include shares of stock that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

        A person who has made (or proposes to make) a control share acquisition and who satisfies certain conditions (including agreeing to pay the expenses of the meeting) may compel the Board to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If such a person makes no request for a meeting, we have the option to present the question at any stockholders' meeting.

        If voting rights are not approved at a meeting of stockholders or if the acquiring person does not deliver an acquiring person statement as required by the statute, then we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. We will determine the fair value of the shares, without regard to the absence of voting rights, as of the date of either:

  •
  the last control share acquisition by the acquiring person; or

  •
  any meeting where stockholders considered and did not approve voting rights of the control shares.

        If voting rights for control shares are approved at a stockholders' meeting and the acquiring person becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. This means that stockholders would be able to require us to redeem shares of our stock from them for fair value. For this purpose, the fair value may not be less than the highest price per share paid by the acquiring person in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of appraisal rights would not apply in the context of a control share acquisition.

        The control share acquisition statute would not apply to shares acquired in a merger, consolidation or share exchange if we were a party to the transaction or acquisitions of shares approved or exempted by the Charter or the Bylaws.

        The Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that the Board will not amend or eliminate this provision in the future. The control share acquisition statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

        We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms (which terms have not currently been determined and are not currently known) of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

        The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture will not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with "original issue discount," or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

        We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

  •
  the title of the series of debt securities;

  •
  any limit upon the aggregate principal amount that may be issued;

  •
  the maturity date or dates;

  •
  the form of the debt securities of the series;

  •
  the applicability of any guarantees;

  •
  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

  •
  whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

  •
  if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

  •
  the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

  •
  the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

  •
  any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

  •
  whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

  •
  if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders' option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

  •
  if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

  •
  additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

  •
  additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

  •
  additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

  •
  additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

  •
  additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

  •
  the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

  •
  whether interest will be payable in cash or additional debt securities at our or the holders' option and the terms and conditions upon which the election may be made;

  •
  the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a "United States person" for federal tax purposes;

  •
  any restrictions on transfer, sale or assignment of the debt securities of the series; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities or other property or assets. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities or units of other property or assets that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

        Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

        Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

  •
  if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

  •
  if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

  •
  if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

        Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

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  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

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  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

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  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

        We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

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  to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

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  to comply with the provisions described above under "Description of Debt Securities—Consolidation, Merger or Sale;"

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  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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  to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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  to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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  to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under "Description of Debt Securities—General" to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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  to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

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  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

        In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

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  extending the fixed maturity of any debt securities of any series;

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  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

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  reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

        Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

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  provide for payment;

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  register the transfer or exchange of debt securities of the series;

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  replace stolen, lost or mutilated debt securities of the series;

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  pay principal of and premium and interest on any debt securities of the series;

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  maintain paying agencies;

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  hold monies for payment in trust;

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  recover excess money held by the trustee;

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  compensate and indemnify the trustee; and

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  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating thereto will be set forth in the applicable prospectus supplement.

        At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

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  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

        The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

        In this section, we describe the general terms and provisions of the warrants that we may offer. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

        We may issue warrants from time to time in one or more series for the purchase of our common stock or preferred stock or warrants to purchase debt securities or any combination of those securities. Warrants may be issued independently or together with any shares of common stock or shares of preferred stock or offered by any prospectus supplement and may be attached to or separate from common stock or preferred stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any other bank or trust company specified in the applicable prospectus supplement. The warrant agent will act as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.

        Terms.    If we offer warrants, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

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  the title of the warrants;

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  the total number and offering price of warrants;

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  the number of shares of common stock or preferred stock purchasable upon exercise of the warrants and the price at which such securities may be purchased upon exercise;

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  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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  the date on and after which the warrants and related common stock or preferred stock will be separately transferable;

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  the date on with the right to exercise the warrants will commence and the date on which this right will expire;

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  the minimum and maximum about of the warrants which may be exercised at any one time;

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  the terms of any rights to redeem or call the warrants;

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  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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  a discussion of federal income tax, accounting and other special consideration, procedures and limitations relating to the warrants; and

  •
  any other terms of the warrants including terms, procedures and limitations related to the exchange and exercise of the warrants.

        Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer and may be exercised at the office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock or shares of preferred stock purchasable upon exercise, including the right to receive payments of dividends, if any, on the shares common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote, and in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

        Exercise of Warrants.    Each warrant will entitle the holder to purchase a number of shares of common stock or shares of preferred stock at an exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants. Warrants may be exercised at the times set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase shares of common stock or shares of preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock or shares of preferred stock purchasable upon such exercise. If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

        The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see "Where You Can Find More Information" and "Incorporation of Certain Information by Reference." We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF UNITS

        In this section, we describe the general terms and provisions of the units that we may offer. The applicable prospectus supplement will describe the specific terms of the units offered through that prospectus supplement and any general terms outlined in this section that will not apply to those units.

        We may issue units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. The unit agent will act solely as our agent in connection with the units governed by the unit agreement and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units. We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

        The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others: the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; the offering price of the units; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; whether the units will be issued in fully registered or global form; and a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the units.

        The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement and unit certificate, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement and unit certificate if we offer units, see "Where You Can Find More Information" and "Incorporation of Certain Information by Reference." We urge you to read the applicable unit certificate and the applicable prospectus supplement and any other offering material in their entirety.

PLAN OF DISTRIBUTION

General

        We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

  •
  directly to one or more purchasers;

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  through one or more agents;

  •
  to or through underwriters, brokers or dealers;

  •
  through a block trade, in which a broker or dealer engaged to handle the block trade will attempt to sell the securities as an agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

  •
  through a combination of any of these methods.

        The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including public offerings or privately negotiated transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

        We will set forth in a prospectus supplement with respect to each offering of securities by us the particular terms of that offering, including:

  •
  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

  •
  the offering or purchase price of the offered securities and the net proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any delayed delivery arrangements;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or markets on which the offered securities may be listed.

        Underwriters, dealers and agents that participate in the distribution of the offered securities may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any profits realized by them on resale of the securities and the compensation received by them from us may be treated as underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities under the Securities Act and Rule 10b-5 under the Exchange Act. We will make copies of this prospectus and the applicable prospectus supplement available to selling underwriters, dealers or agents for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

        Any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Underwriters

        If underwriters are used to sell the offered securities, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be identified in the applicable prospectus supplement.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. In a firm commitment underwriting, the underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities. The underwriters may change from time to time any initial offering price and any discounts or concessions that the underwriters allow, reallow or pay to dealers.

Dealers

        We may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Agents

        We may designate agents to sell the offered securities. If an agreement is reached with an agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the agent will try to sell such securities on the agreed terms. Unless otherwise specified in the prospectus supplement for any particular offering of securities, each agent will agree to use its best efforts to solicit purchases of the offered securities for the period of its appointment or to sell the offered securities on a continuous basis.

        An agent could make sales in privately negotiated transactions or using any other method permitted by law, including sales deemed to be an "at the market" offering, as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the NYSE MKT, on any other existing trading market for our securities, or sales made to or through a market maker other than on an exchange. An agent will be deemed to be an "underwriter" within the meaning of the Securities Act with respect to any sales effected through an "at the market" offering.

        We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities.

Direct Sales

        We may sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. These institutions may include, without limitation, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement, which will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

Indemnification

        We may make agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute payments that the underwriters, dealers or agents may be required to make as a result of those civil liabilities.

Other Relationships

        Underwriters, dealers and agents, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of their businesses. This includes commercial banking and investment banking transactions. In connection with the distribution of the offered securities, we may enter into swap or other hedging transactions with, or arranged by, the underwriters, dealers or agents, or their affiliates. These underwriters, dealers or agents, or their affiliates, may receive compensation, trading gain or other benefits from these transaction. We will describe any such relationship in any prospectus supplement naming such underwriter, dealer or agent.

Stabilization Activities

        In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

        Any underwriters who are qualified market makers on the NYSE MKT may engage in passive market making transactions in the securities listed on the NYSE MKT in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Trading Markets and Listing of Securities

        Unless otherwise specified in the applicable prospectus supplement, each class or series of offered securities will be a new issue with no established trading market, other than our common stock, which is listed on the NYSE MKT. Any shares of common stock offered hereunder will be listed on the NYSE MKT, or such other exchange or market on which the common stock is listed at the time of such offering. We may elect to list any other class or series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot give any assurance as to the liquidity of the trading market for any of the offered securities.

Compensation

        In compliance with the guidelines of Financial Industry Regulatory Authority, Inc. ("FINRA"), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

 LEGAL MATTERS

        The validity of the securities registered hereunder will be passed upon for us by Manatt, Phelps & Phillips, LLP, Costa Mesa, California.

EXPERTS

        The consolidated financial statements of Impac Mortgage Holdings, Inc. appearing in its Annual Report on Form 10-K for the year ended December 31, 2014 have been audited by Squar Milner LLP (formerly Squar, Milner, Peterson, Miranda & Williamson, LLP), independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The financial statements of the Mortgage Division of CashCall, Inc. as of December 31, 2014 and 2013, and for the years then ended, incorporated by reference in this prospectus from Impac Mortgage Holdings, Inc.'s Current Report on Form 8-K/A, filed with the SEC on May 11, 2015, have been audited by Squar Milner LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

2,500,000 Shares

JMP Securities

                    , 2016